6th

-10- LANDLORD: WATCH CITY VENTURES MT LLC, a Massachusetts limited liability company By: Berkeley Watch MM LLC, its Managing Member By: Name: Its: (hereunto duly authorized) Young Park Authorized Signatory

FIRST AMENDMENT TO LEASE

This **FIRST AMENDMENT TO LEASE** (this "**Amendment**") is made as of the 6th day of July, 2021 (the "**Effective Date**") by and between **WATCH CITY VENTURES MT LLC**, a Massachusetts limited liability company, having an address at c/o Berkeley Investments, Inc., 125 High Street, Suite 531, Boston, Massachusetts 02110 ("**Landlord**"), and **VIRIDIAN THERAPEUTICS, INC.**, a Delaware corporation, having an address (prior to the Suite 401 Premises Commencement Date, as defined below) at 203 Crescent Street, Bldg. #17, Suite #102B, Waltham, Massachusetts 02453 and (after the Suite 401 Premises Commencement Date) at 203 Crescent Street, Bldg. #5A, Suite 401, Waltham, Massachusetts 02453 ("**Tenant**"), as successor in interest to Viridian, LLC, a Massachusetts limited liability company ("**ViridianLLC**").

REFERENCE is made to a certain Lease, dated January 13, 2020 (the "**Lease**") by and between Landlord and Viridian LLC as Tenant's predecessor in interest, pursuant to that certain Assignment and Consent Agreement entered into between the Landlord, Tenant and Viridian, LLC, dated September 27, 2020, for certain premises consisting of approximately 1,087 rentable square feet on the first (1st) floor of Buildings #17, and shown as Suite #102B on the plan attached to the Lease as Exhibit A-1 (the "**Original Premises**" or the "**Suite 102 Premises**").

WHEREAS, Tenant has requested to lease additional space in the Buildings within the Watch Factory Complex;

WHEREAS, Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord an additional approximately 3,284 rentable square feet on the fourth (4th) floor of Buildings #5A, as shown as Suite 401 on the plan attached hereto as **Exhibit A** (the "**New Premises**" or the "**Suite 401 Premises**");

WHEREAS, upon delivery of the New Premises, the Premises under the Lease shall be deemed to collectively refer to the Original Premises and the New Premises, and upon the Suite 102 Termination Date (as defined below), the Premises under the Lease shall be deemed to refer to the New Premises only;

WHEREAS, Tenant has agreed, except with respect to the completion of Landlord's Suite 401 Premises Work, as further detailed in **Exhibit B** and in accordance with this Amendment, to accept the Suite 401 Premises in its then current "as is" condition; and

WHEREAS, Landlord and Tenant desire to amend the Lease to (i) amend the Premises to include the Suite 401 Premises and further amend the Premises to exclude the Suite 102 Premises as of the Suite 102 Termination Date, (ii) provide for the completion of Landlord's Suite 401 Premises Work as provided herein and detailed on **Exhibit B**, (iii) adjust the Base Rent, (iv) amend the Operating Costs Base Year with respect to the Suite 401 Premises; (v) amend the Tax Expenses Base Year with respect to the Suite 401 Premises, (vi) adjust the number of parking spaces available to Tenant, (vii) adjust Tenant's Proportionate Share, and (viii) extend the term of the Lease with respect to the Suite 401 Premises all in accordance with the terms and provisions as hereinafter set forth.

NOW, THEREFORE, in consideration of Tenant's agreement to pay additional Base Rent as hereinafter set forth, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual promises hereinafter set forth, Landlord and Tenant agree to amend the Lease, effective as of the Effective Date, as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Lease.

2. The following definitions shall be added to the Lease Summary Sheet of the Lease:

Suite 401 Premises Commencement Date ("S401PCD"): The Suite 401 Premises Delivery Date. See Section 2.1.1 below.

Suite 401 Premises Rent Commencement Date ("S401PRCD"): The date which is two (2) months after the Suite 401 Premises Commencement Date.

Suite 401 Premises: Approximately 3,284 rentable square feet on the fourth (4th) floor of Building #5A, as shown as Suite 401 on the plan attached hereto as **Exhibit A**

Suite 401 Premises Base Rent:

Period	**RSF Paying Rent On**	**Base Rent**	**Yearly Base Rent**	**Monthly Base Rent**
S401PCD – S401PRCD	3,284	$0.00/RSF	$0.00	$0.00
S401PRCD – End of Lease Year 1	3,284	$39.75/RSF	$130,539.00	$10,878.25
Lease Year 2	3,284	$40.75/RSF	$133,823.00	$11,151.92
Lease Year 3 (through S401TD)	3,284	$41.75/RSF	$137,107.00	$11,425.58

Suite 102 Termination Date ("S102TD"): February 28, 2023.

Suite 401 Termination Date ("S401TD"): The last day of the thirty-sixth (36th) consecutive calendar month following the Suite 401 Premises Rent Commencement Date occurs.

Suite 102 Premises Term: The period commencing on the Commencement Date and ending at 11:59 P.M. on the Suite 102 Termination Date, unless sooner terminated as provided in this Lease.

Suite 401 Premises Term: The period commencing on the Suite 401 Premises Commencement Date and ending at 11:59 P.M. on the Suite 401 Termination Date, unless sooner terminated or extended as provided in this Lease.

3. Solely with respect to the calculation of Additional Rent applicable to the Suite 401 Premises from and after the S401PCD, the definition of Additional Rent appearing in Section 1 of the Lease is hereby amended by deleting the first sentence thereof and replacing it with the following:

Tenant's Proportionate Share (as defined below) of the cost of any **(i)** reasonable and customary operating expenses for the Buildings as reasonably determined by Landlord (including, without limitation, gas, heat, air conditioning, electricity, water, sewer, cleaning, trash collection, snow removal and sanding, and insurance, as applicable) (the "**Operating Expenses**") in excess of the Operating Expenses for Calendar Year 2021; and **(ii)** real estate taxes for the Property (as defined

below) and the Buildings in excess of the real estate taxes imposed against the Property and the Buildings for Fiscal Year 2022 (July 1, 2021 – June 30, 2022) ("**Real Estate Tax Base Year**").

The calculation of Additional Rent with respect to the Suite 102 Premises shall be calculated without giving effect to the above amendment to the definition of Additional Rent.

4. The following definitions set forth in the Lease Summary Sheet of the Lease shall be deleted in their entirety and replaced as follows:

Lease Year: With respect to the Suite 102 Premises, the first "Lease Year" shall be the period commencing on the Commencement Date and ending on the last day of the calendar month in which the first anniversary of the Rent Commencement Date occurs if the Rent Commencement Date is other than the first day of a calendar month. If the Rent Commencement Date is the first day of a calendar month, then the first "Lease Year" with respect to the Suite 102 Premises shall be the period commencing on the Commencement Date and ending on the day (last of the calendar month) immediately prior to the first (1st) anniversary of the Rent Commencement Date. With respect to the Suite 401 Premises, the first "Lease Year" shall be the period commencing on the Suite 401 Premises Commencement Date and ending on the last day of the calendar month in which the first anniversary of the Suite 401 Premises Rent Commencement Date occurs if the Suite 401 Premises Rent Commencement Date is other than the first day of a calendar month. If the Suite 401 Premises Rent Commencement Date is the first day of a calendar month, then the first "Lease Year" with respect to the Suite 401 Premises shall be the period commencing on the Suite 401 Premises Commencement Date and ending on the day (last of the calendar month) immediately prior to the first (1st) anniversary of the Suite 401 Premises Rent Commencement Date. In either case of the Suite 102 Premises, or the Suite 401 Premises, each succeeding twelve (12) month period thereafter, as the case may be, shall be a Lease Year, with the final Lease Year of the Suite 102 Premises ending on the Suite 102 Termination Date, and the final Lease Year of the Suite 401 Premises ending on the Suite 401 Termination Date, respectively.

Parking: **(i)** From and after the Suite 401 Premises Commencement Date, Tenant shall have the non-exclusive right, in common with Landlord and others, to use and occupy during the remainder of the Suite 102 Premises Term up to fourteen (14) parking spaces in the parking lots serving the Buildings as shown on **Exhibit A-2**, attached hereto, ("**Parking Facilities**"), and **(ii)** from and after the Suite 102 Termination Date, Tenant shall have the non-exclusive right, in common with Landlord and others, to use and occupy during the remainder of the Suite 401 Premises Term up to eleven (11) parking spaces in the Parking Facilities, in each case at no additional fee or cost, but subject to the reasonable rules and regulations established by Landlord from time to time of uniform application to all users, and of which Tenant has received prior notice. Landlord reserves the right in its sole discretion, from time to time, to modify, reconfigure, or relocate the Parking Facilities within reasonable proximity to the Parking Facilities as shown on **Exhibit A-2** attached hereto.

Security Deposit: **$21,756.50**. See Article 12 hereof.

Tenant's Proportionate Share: **(a)** with respect to the Suite 102 Premises during the Suite 102 Premises Term, Sixty-Seven One Hundredths percent (0.67%), and **(b)** with respect to the Suite 401 Premises during the Suite 401 Premises Term, Two and Three One Hundredths percent (2.03%), which percentages have been determined by dividing the total number of rentable square

feet in the Suite 102 Premises and the Suite 401 Premises, respectively, by the Total Building Rentable Square Footage (161,790) and multiplying the resulting quotient by one hundred (100).

<u>Term</u>: **(a)** with respect to the Suite 102 Premises, the Suite 102 Premises Term, and (b) with respect to the Suite 401 Premises, the Suite 401 Premises Term, as the case may be.

5. The following shall be added as new Section 2.1.1:

2.1.1 **<u>Suite 401 Premises</u>**: Landlord hereby leases to Tenant the Suite 401 Premises for the Suite 401 Premises Term subject to the terms and conditions set forth herein. For the purposes of this Lease, the "**Suite 401 Premises Delivery Date**" shall be deemed to have occurred on the earlier to occur of (a) the date when Landlord has Substantially Completed Landlord's Suite 401 Premises Work (as such terms are defined below) and made the Suite 401 Premises available to Tenant pursuant to the terms of Section 2.2.1, or (b) the date Tenant commences business operations in the Suite 401 Premises prior to the completion of Landlord's Suite 401 Premises Work, as determined by Tenant in its sole discretion. In the event the Delivery Date is delayed as a result of a Tenant Delay, the Suite 401 Premises Delivery Date and the Suite 401 Premises Commencement Date (for purposes of calculating the Suite 401 Premises Rent Commencement Date) shall be deemed to have occurred on the date Landlord would have completed Landlord's Suite 401 Premises Work, but for such Tenant Delay. "**Substantially Completed**" shall mean that Landlord's Suite 401 Premises Work has been completed with the exception of minor items or work, and adjustment of equipment and fixtures, which can be completed without materially interfering with, or delaying completion of any work by Tenant during any Early Access Period or Tenant's use of the Suite 401 Premises (i.e., so-called "punch list" items). Landlord shall complete such punchlist items and other items of Landlord's Suite 401 Premises Work within forty-five (45) days of the Suite 401 Premises Delivery Date and shall not materially interfere with Tenant's use of the Suite 401 Premises.

6. The following shall be added as new Section 2.2.1:

2.2.1 **<u>Landlord's Suite 401 Premises Work; Acceptance of Suite 401 Premises</u>.** Tenant acknowledges and agrees that, subject to the foregoing conditions, Tenant is accepting the Suite 401 Premises in its "as is" condition except that (i) Landlord shall make the Suite 401 Premises available to Tenant free of other tenants, free of any personal property and in broom clean condition; and (ii) Landlord shall not be obligated to construct any improvements on behalf of Tenant, except with respect to the completion of Landlord's Suite 401 Premises Work (defined below) in accordance with this Section 2.2.1. It is specifically understood and agreed that, except with respect to the completion of Landlord's Suite 401 Premises Work in accordance with this Section 2.2.1, Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Suite 401 Premises, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Suite 401 Premises have been made by Landlord to Tenant (except as otherwise specifically set forth herein). Subject to delays due to Force Majeure and Tenant Delays (as defined above, except that any reference to Landlord's Work in the definition of Tenant Delays shall be deemed to be references to Landlord's Suite 401 Premises Work as the context so requires), Landlord shall perform at Landlord's sole cost and expense, subject to Tenant's Construction Cost Contribution (defined below): (i) paint the painted walls of the Suite 401 Premises with Building standard paint in one of the Building standard colors selected by Tenant, (ii) replace all existing carpeting within the Suite 401 Premises with Building standard carpeting in one of the Building standard carpeting samples selected by Tenant; (iii) remove the existing doorway to the kitchen; (iv) install privacy film on the conference room wall facing the kitchen; (v) replace the existing kitchen flooring, cabinets, sink, faucet and countertops using Building standard finishes to be selected by Tenant from samples of material and

finishes provided by Landlord, (vi) install new dishwasher and hot water heater in kitchen, and (vii) install cabinets and countertops in the copy room area, all as more particularly described in the Vantage Builder's Project Proposal dated June 16, 2021 and attached hereto as **Exhibit B** (the "**Landlord's Suite 401 Premises Work**"). Notwithstanding anything contained in the description of Landlord's Suite 401 Premises Work, (a) in no event shall Landlord's cost to complete the portion of Landlord's Suite 401 Premises Work described in clause (v) above with respect to the kitchen exceed Fifteen Thousand and No/100 Dollars **($15,000.00)** ("**Landlord's Suite 401 Premises Kitchen Work Cost Cap**") and (b) Tenant acknowledges and agrees that the cost and installation of any furniture, equipment, fixtures, appliances, wiring and cabling for Tenant's data and telecommunications systems and equipment, and any supplemental cooling required by Tenant, shall be the sole responsibility of Tenant in accordance with the terms of this Lease. In addition, and notwithstanding the description of Landlord's Suite 401 Premises Work, Landlord and Tenant acknowledge and agree that the Vantage Builder's Project Proposal and the estimated cost spreadsheet breakdown between Landlord's share and Tenant's share of the cost to complete Landlord's Suite 401 Premises Work attached hereto as **Exhibit B** (I) are only estimates of the final cost to complete Landlord's Work and the breakdown of Landlord's and Tenant's respective shares of such costs, and (II) includes certain line items highlighted on the Vantage Builder's Project Proposal, the final total cost of which shall be the sole responsibility of Tenant, in addition to a portion of the administrative soft costs (i.e., insurance, building permit, and general contractor fee), not to exceed $1,000.00 (collectively, "**Tenant's Construction Cost Contribution**").

Landlord's Suite 401 Premises Work shall be done at Landlord's sole cost and expense, subject to the Landlord's Suite 401 Premises Kitchen Work Cost Cap and Tenant's Construction Cost Contribution. Any cost and expenses with respect to the kitchen work described in clause (v) above in excess of the Landlord's Suite 401 Premises Kitchen Work Cost Cap, plus Tenant's Construction Cost Contribution, plus any increase in costs and expenses caused by changes to the description of Landlord's Suite 401 Premises Work as a result of any request by Tenant, subject to Landlord's approval (such approval not to be unreasonably withheld, conditioned or delayed), shall be borne solely by Tenant and paid to Landlord, as Additional Rent, within thirty (30) days of receipt of Landlord's invoice therefor.

Landlord agrees to diligently prosecute Landlord's Suite 401 Premises Work to completion and, subject to delays due to Force Majeure and Tenant Delays, to cause Landlord's Suite 401 Premises Work to be Substantially Completed by the Suite 401 Premises Commencement Date. Landlord's Suite 401 Premises Work shall be performed in a first class, good and workmanlike manner, using only new materials, in accordance with the standards of the Building, if any, and in accordance and in compliance with all applicable laws and regulations.

7. The following shall be added as new Section 2.6:

2.6. <u>Extension Option</u>. Provided that (i) there exists no default under this Lease, (ii) this Lease is still in full force and effect, and (iii) Tenant is occupying one hundred percent (100%) of the Suite 401 Premises, Tenant shall have the option to extend the Suite 401 Premises Term for one (1) extended term (the "**Extended Term**"), having a length of three (3) years. Tenant shall exercise such option by giving Landlord written notice, not sooner than nine (9) months and not later than six (6) months prior to the expiration of the Suite 401 Premises Term, it being agreed that time shall be of the essence with respect to the giving of such notice. The rent for the first Lease Year of Extended Term shall be equal to the Prevailing Market Rate (as hereinafter defined); provided however in no event shall the Base Rent for the Extended Term be less than the Base Rent for the final Lease Year of the Suite 401 Premises Term.

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"Prevailing Market Rate" for the Premises shall mean the rental that Landlord would be able to obtain from a third party desiring to lease the Suite 401 Premises for the Extended Term taking into account the age of the Building, the size, location and floor levels of the Suite 401 Premises, the quality of construction of the Building and the Suite 401 Premises, the services provided under the terms of this Lease, the rental then being obtained for new leases of space comparable to the Suite 401 Premises in the locality of the Building, and all other factors that would be relevant to a third party desiring to lease the Suite 401 Premises for the Extended Term in determining the rental such party would be willing to pay therefor, including free rent, tenant improvement allowances, leasing commissions and signing bonuses. Prevailing Market Rate shall be determined based on new rentals for similar space with standard tenant improvement allowances and standard leasing commissions. No later than one hundred twenty (120) days prior to commencement of the Extended Term, Landlord shall notify Tenant of Landlord's determination of the Prevailing Market Rate to be used to calculate the annual rent for the Extended Term. If Tenant wishes to dispute Landlord's determination, Tenant shall give notice to Landlord of Tenant's intent to submit the matter to the appraisal process described below within twenty (20) days after receipt of notice of Landlord's determination. If Tenant so elects, then within fifteen (15) days after the date of Tenant's notice of its election to submit the matter to the appraisal process, each party, at its cost, shall engage a real estate appraiser or commercial real estate broker (together "appraisers") to act on its behalf in determining the Prevailing Market Rate for the Suite 401 Premises for the Extended Term. The appraisers shall have at least five (5) years' commercial experience in the metropolitan area in which the Buildings are located. If a party does not appoint an appraiser within fifteen (15) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Prevailing Market Rate for the Suite 401 Premises for the Extended Term. If the two appraisers are appointed by the parties as stated in this Section 2.6, such appraisers shall meet promptly and attempt to set the Prevailing Market Rate for the Suite 401 Premises for the Extended Term. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, if the lower appraisal is ninety percent (90%) or more of the higher appraisal, then fifty percent (50%) of the difference shall be added to the lower appraisal and that total shall be the Prevailing Market Rate. If the lower appraisal is less than ninety percent (90%) of the higher appraisal, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last date the two appraisers are given to set the Prevailing Market Rate for the Suite 401 Premises. The cost of the third appraiser shall be apportioned equally between Landlord and Tenant. Within thirty (30) days after the selection of the third appraiser, the third appraiser shall render a separate appraisal. The rental values and terms arrived at by the three appraisers shall be averaged, and the resulting average shall be deemed the Prevailing Market Rate for the Suite 401 Premises for the Extended Term. However, in the event that the Prevailing Market Rate arrived at in any of the appraisals is more than ten percent (10%) higher or lower than the middle appraised Prevailing Market Rate, such high or low appraisal or appraisals shall be discarded and the remaining two appraised values shall be averaged, if there are two, or the remaining one appraised value shall be used, if there is one. If either by agreement of the parties or by appraisal the Prevailing Market Rate is not finally determined by the commencement of the Extended Term, then Tenant shall make monthly payments of Base Rent at the rate equal to the mathematical average of the rate designated by Landlord and the rate proposed by Tenant's appraiser, until such time as the Prevailing Market Rate is finally determined by agreement of the parties or by an appraiser. If the monthly Prevailing Market Rate as finally determined for the Extended Term exceeds the monthly amount previously paid by Tenant for the Extended Term, Tenant shall forthwith pay the difference to Landlord for each of the months Tenant paid the lesser amount within thirty (30) days of the determination of the Prevailing Market Rate. If the monthly Prevailing Market Rate as finally determined for the Extended Term is less than the monthly amount previously paid by Tenant for the Extended Term, Landlord shall

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forthwith pay the difference to Tenant for each of the months Tenant paid the greater amount within thirty (30) days of the determination of the Prevailing Market Rate.

8. The following shall be added as new Section 2.7:

2.7 <u>Expansion; Right of First Offer</u>. Tenant shall have one time right of first offer, strictly in accordance with this Section 2.7 to lease additional space in the Watch Factory Complex consisting of the approximately 2,432 rentable square feet directly adjacent to the New Premises on the fourth (4th) floor of Building #4 currently occupied by Ledgex Systems LLC and shown as Suite #406 on Exhibit A-3 attached hereto (the "**Expansion Premises**"), that is or will become vacant during the Term and subject to Landlord's right to further extend the term of any lease for all or any portion of the Expansion Premises in Landlord's sole discretion, and further subject to any expansion or extension rights of Devoted Health, Inc. ("**Devoted**") (another tenant in the Watch Factory Complex) or any affiliate, assignee or transferee of the Devoted expansion rights, or any portion thereof, on the following terms and conditions: (i) Landlord shall notify Tenant in writing that the Expansion Premises or applicable portion thereof shall be vacant and the basic terms and conditions under which Landlord is making such space available ("**Landlord's ROFO Notice**"), including without limitation the amount of Base Rent and any allowances and/or concessions being offered for the Expansion Premises; (ii) there shall remain not less than twenty four (24) months in the unexpired initial Suite 401 Premises Term of this Lease or the Extended Term, as the case may be, or if there shall remain less than twenty four (24) months in the initial Suite 401 Premises Term of this Lease, Tenant's election to lease the Expansion Premises shall be conditioned upon Tenant exercising its option to extend the Suite 401 Premises Term of this Lease for the Extended Term, pursuant to Section 2.6 hereof (and Landlord's ROFO Notice shall include Landlord's determination of Prevailing Market Rate), (iii) Tenant shall have ten (10) business days from receipt of Landlord's ROFO Notice, time being of the essence, to notify Landlord in writing that Tenant elects to lease the Expansion Premises on such terms and conditions as are contained in Landlord's ROFO Notice (except that the term shall be co-terminous with this Lease, as the same may be extended as provided above), which acceptance notice may include notice that Tenant disputes Landlord's calculation of Prevailing Market Rate, in which case Landlord and Tenant shall proceed with the appraisal procedure set forth in Section 2.6 above, and Tenant's failure to so notify Landlord shall be deemed a waiver of the right to lease the Expansion Premises or applicable portion thereof pursuant to Landlord's ROFO Notice and Landlord shall be entitled to lease the Expansion Premises or applicable portion thereof to a third party substantially upon the terms and conditions set forth in Landlord's ROFO Notice, within one (1) year thereafter, provided that if Landlord wishes to lease the Expansion Premises for less than eighty five percent (85%) of the rental rate contained in Landlord's ROFO Notice, then said Expansion Premises shall again be offered to Tenant pursuant to the provision of this paragraph; (iv) the Expansion Premises shall be leased in its then "as is" condition except as may be otherwise set forth in Landlord's ROFO Notice; and (v) within ten (10) business days of Tenant's receipt from Landlord of an amendment to this Lease reasonably acceptable to Tenant reflecting Tenant's exercise of its option for the Expansion Premises and reflecting the modification of the applicable terms of the Lease applicable to the Expansion Premises including, without limitation, the Base Rent and Additional Rent, Tenant shall execute such amendment and return same to Landlord. At Landlord's option, Tenant's exercise of its option for the Expansion Premises shall be effective only if, at the time of Tenant's notice and on the date on which Landlord is to deliver the Expansion Premises to Tenant, (i) there is no default under this Lease which remains uncured, and (iii) Tenant or a Permitted Transferee is occupying one hundred percent (100%) of the Premises.

Notwithstanding anything contained in this Section 2.7 to the contrary, (i) Tenant's right to lease the Expansion Premises, or any portion thereof, shall expire on the date which is nine (9) months

prior to the expiration of the initial Suite 401 Premises Term, unless Tenant has exercised its right to extend the Suite 401 Premises Term of this Lease for the Extended Term in accordance with Section 2.6 hereof, (ii) in the event Tenant has exercised its right to extend the Suite 401 Premises Term of this Lease for the Extended Term in accordance with Section 2.6 hereof, Tenant's right to lease the Expansion Premises, or any portion thereof, shall expire on the date which is twenty four (24) months prior to the expiration of the Extended Term.

9. The following shall be added as new Section 2.8:

2.8 **<u>Surrender of Original Premises</u>.** Upon expiration of the Suite 102 Premises Term, Tenant shall peaceably quit and surrender to Landlord the Suite 102 Premises in accordance with the provisions of this Lease, including, without limitation, Section 4.7 and Section 13.8 of the Lease. In the event Tenant fails to peaceably quit and surrender to Landlord the Suite 102 Premises in accordance with the terms hereof, Landlord shall have all rights and remedies under the Lease with respect to a hold over tenant as well as all other rights and remedies at law and in equity. For the avoidance of doubt, Landlord and Tenant acknowledge and agree that the Suite 102 Premises Term is not being extended and notwithstanding the extension of the Suite 401 Premises Term, the Suite 102 Premises Term shall expire as of the Suite 102 Termination Date.

10. Section 3.1 of the Lease is hereby deleted in its entirety and shall be replaced by the following:

3.1. <u>Base Rent and Additional Rent</u>. From and after **(i)** the Rent Commencement Date with respect to the Suite 102 Premises, and **(ii)** the date which is two (2) months after the Suite 401 Premises Commencement Date (the "**Suite 401 Premises Rent Commencement Date**") with respect to the Suite 401 Premises, Tenant agrees to pay the Base Rent, with respect to the Suite 102 Premises, the Suite 401 Premises Base Rent, with respect to the Suite 401 Premises, and the Additional Rent in lawful money of the United States in advance on the first day of each and every calendar month during the Term of this Lease, at the Payment Address or at such other place as Landlord may from time to time designate by notice. **Tenant's first installment of Suite 401 Premises Base Rent and any increased Security Deposit shall be due and payable upon full execution and delivery of this Amendment.** Landlord may, from time to time, (but not more frequently than once for each calendar year) provide Tenant with an estimate of the Additional Rent for the coming year and such estimated Additional Rent shall be payable by Tenant to Landlord in accordance with the provisions of the preceding sentence in 12 equal monthly installments. The Base Rent, Suite 401 Premises Base Rent, and Additional Rent for any partial month shall be prorated on the basis of a 30 day month.

11. Section 12.1 of the Lease is hereby amended by deleting the first sentence thereof and replacing it with the following:

"As of the date of this Amendment, Tenant shall deposit with Landlord, either in the form of an irrevocable letter of credit or cash, such form being in Tenant's sole discretion, the sum specified in the Lease Summary Sheet as the "**Security Deposit**".

12. **<u>Exhibit A-1.1</u>** attached hereto showing the Suite 401 Premises shall be added as new **<u>Exhibit A-1.1</u>** of the Lease.

Exhibit A.2 attached hereto showing the Parking Facilities shall be added as a new **Exhibit A-2** of the lease.

13. **Exhibit A-3** attached hereto showing the Expansion Premises shall be added as new **Exhibit A-3** of the Lease.

14. Tenant and Landlord each represent and warrant to the other that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building, including without limitation, the Suite 401 Premises, with any broker or had its attention called to the Premises, Suite 401 Premises or other space to let in the Building by anyone other than Newmark. Landlord assumes sole responsibility for compensating such brokers. Notwithstanding the foregoing, if Tenant fails to take occupancy of the Suite 401 Premises, due to Tenant's fault, Tenant shall reimburse Landlord for any amounts that Landlord has or will pay to any brokers.

15. From and after the date hereof until the Suite 102 Termination Date, all references appearing in the Lease to the Premises shall be amended and read hereafter to be references to the Suite 102 Premises and the Suite 401 Premises, unless specifically set forth in this Amendment to the contrary. From and after the Suite 102 Termination Date, all references in the Lease to the Premises shall be amended and read thereafter to be references to the Suite 401 Premises.

16. All references appearing in the Lease to the Rent shall be amended and read hereafter to include, without limitation, the Suite 401 Premises Base Rent.

17. The Lease is hereby ratified and confirmed and, as modified by this Amendment, shall remain in full force and effect.

18. All references appearing in the Lease and in any related instruments shall be amended and read hereafter to be references to the Lease as amended by this Amendment.

19. This Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

20. Except as otherwise specifically provided herein, all of the terms and conditions of the Lease shall remain in full force and effect for the extended Lease term and this Amendment is effective as of the date first set forth above.

[Remainder of Page Intentionally Blank. Signatures on the Following Page.]

EXECUTED under seal as of the date first set forth above.

LANDLORD: **WATCH CITY VENTURES MT LLC,**
a Massachusetts limited liability company

By: Berkeley Watch MM LLC, its Managing Member

By:________________________________
Name: Young Park
Its: Authorized Signatory
(hereunto duly authorized)

TENANT: **VIRIDIAN THERAPEUTICS, INC.,**
a Delaware corporation

DocuSigned by:
By:________________________________
13D282F1987141E...
Name: Jonathan Violin
Title: President & CEO

DocuSigned by:
Lara Meisner
By:________________________________
A2F0C85A42084D0...
Name: Lara Meisner
Title: Vice President and Secretary

Final

EXHIBIT A-1.1

PLAN SHOWING SUITE 401 PREMISES


CHARLES RIVER
BLDG 18
BLDG 20
BLDG 25
CENTRAL PLANT
BLDG 19
STACK
PEDESTRIAN COURT
CENTRAL COURT
CONNECTOR COURT
BLDG 17
BLDG 21
SERVICE COURT
BLDG 3
DENNISON COURT
BLDG 5
BLDG 24
BLDG 4
Suite 401
BLDG 3A
FRONT COURT
BLDG 3A
CRESCENT STREET

FOURTH FLOOR

DocuSign Envelope ID: F4B3A13F-028E-45C5-95B4-5C03759E8BE8

EXHIBIT A-2

Parking Facilities


CHARLES RIVER
CENTRAL LOT
MAIN LOT
PARKING DECK
PROSPECT STREET LOT
PROSPECT STREET
CRESCENT STREET
#241
#221
#203
#186
#183
BROWN STREET
BROWN STREET LOT
ASH STREET
FITCH SCHOOL PROPERTY
CHERRY STREET
CHERRY STREET LOT

EXHIBIT A-3

Expansion Premises


CHARLES RIVER
CENTRAL PLANT
STACK
PEDESTRIAN COURT
CENTRAL COURT
CONNECTOR COURT
SERVICE COURT
DENNISON COURT
Suite 406 2,432 SF
FRONT COURT
CRESCENT STREET

FOURTH FLOOR

EXHIBIT B

LANDLORD'S SUITE 401 PREMISES WORK

(See Attached)

DocuSign Envelope ID: F4B3A13F-028E-45C5-95B4-5C03759E8BE8

VANTAGE BUILDERS, INC.
COMMERCIAL CONSTRUCTION

Project Proposal

For: **Kelly Levasseur**
Operations Manager
221 Crescent St Waltham MA

Job Name: **Viridian**
221 Crescent St Suite 401 Building 5
Waltham, MA

WATCH FACTORY

Date: **June 16, 2021**

PROJECT SCOPE DESCRIPTION			
Division 1 General Conditions			
Project Executive	2 weeks		
Project Manager	3 weeks		
Field Supervision	3 weeks		
Project Engineer	3 weeks		
General Conditions sub-total			**$13,888**
Division 1 Job Site Requirements			
Waste Disposal/Dumpsters	1 ea		
COVID-19 Supplies	1 lot		
Misc. Tools and Supplies	1 lot		
Communications	1 lot		
Final cleaning	1 lot		
Jobsite Requirements sub-total			**$2,165**
Division 2 Existing Conditions			
Demolition			
Remove all carpet (leave existing plywood)	1 lot	2,340	
Remove VCT and Luan in kitchen, remove kitchen cabinets, dispose of plumbing equipment	1 lot	2,460	
Brick opening for waste line	1 lot	550	
**Excludes removal of multiple floor layers, shot blasting, and hazardous materials testing and removal*			
Demolition sub-total			**$5,350**

VANTAGE BUILDERS, INC.
COMMERCIAL CONSTRUCTION

Division 6 Woods and Plastics			
Millwork			
Furnish and install millwork in the kitchen. Cabinets to be P-lam and counters to be Grade 1 or 2 Quartz	1 lot	6,820	
Furnish and install millwork in the copy area. Cabinets to be P-lam and counters to be Grade 1 or 2 Quartz	1 lot	3,337	
**Note: Any finishes not clearly specified are assumed to be manufacturer's standard and millwork is assumed standard Plam and SS color selection unless otherwise noted*			
**Excludes: blocking and/or support for owner provided items, not specifically shown on the plans and installation of owner furnished shelving/casework unless specifically stated in the proposal*			
Woods and Plastics sub-total			**$10,157**
Division 8 Openings			
Window Film			
Add 62" high Dusted crystal on the kitchen, offices 1-5, and the conference room	1 lot	2,992	
Glazing			
Furnish and install 1/2" clear tempered glass with U channel top and bottom with silicone butt joints	1 lot	2,251	
Openings sub-total			**$5,243**
Division 9 Finishes			
Drywall			
Drywall new sidelite opening, blocking and patching for new millwork, and 4 hrs misc patching throughout. Includes Level 5 on signage wall	1 lot	6,400	
Allowance to build closet (?) for new Hot water Heater	Allowance	2,350	
**Note: Includes level 4 finish unless stated above*			
**Excludes: blocking and/or support for owner provided items, not specifically shown on the plans*			
Flooring			
Furnish and install Shaw LVP Tandem Bough in the kitchen. Furnish and install Johnsonite base. Includes Luan under the VCT	1 lot	1,940	
Furnish and install Miliken Thesis Details Shadow tint everywhere but the kitchen. Furnish and install Johnsonite base.	1 lot	13,681	
Floor preparation	Allowance	2,550	
**Excludes: slab moisture test, floor leveling, moisture mitigation system, and major floor prep*			
Paint			
Paint walls and door frames	1 lot	4,570	
**Excludes: specialty paints (i.e. electrostatic, white board, etc) and wall coverings*			
Finishes sub-total			**$31,491**

VANTAGE BUILDERS, INC. COMMERCIAL CONSTRUCTION

Division 22 Plumbing			
Plumbing			
Provide and install new ADA sink, faucet and owner supplied dishwasher. Provide and install new 10 gallon electric water heater w/ safe waste plan. Provide connection for ice maker. Connect to existing waste and vent system.	1 lot	8,600	
**Assumes existing service is adequate*			
**Excludes seismic considerations for gas piping*			
Plumbing sub-total			**$8,600**
Division 26 Electrical			
Electrical			
Furnish and install the following distribution: re-use existing circuits and spare breakers and updated existing panel directories as needed. Furnish and install the following power & tel/data/security/AV: all duplex, dedicated duplex, GFCI, dedicated GFCI, double duplex and dedicated double duplex, receptacles as specified. (1) workstation as specified	1 lot	8,240	
Furnish and install the following power & tel/data/security/AV: all duplex, dedicated duplex, GFCI, dedicated GFCI, double duplex and dedicated double duplex, receptacles as specified. **(1) copier**	1 lot	310	
Furnish and install the following power & tel/data/security/AV: all duplex, dedicated duplex, GFCI, dedicated GFCI, double duplex and dedicated double duplex, receptacles as specified. **(1) dishwasher, (1) fridge**	1 lot	850	
Furnish and install the following specified lighting: (3) 8ft pendants as specified; $4,200.00 allowance carried. Lighting to be controlled by existing switching	Allowance	4,200	
**Excludes fire alarm*			
Electrical sub-total			**$13,600**

PROJECT TOTALS	
Subtotal	**$90,494**
Insurance	**$1,176**
Building Permit	**$2,091**
General Contractor Fee	**$4,688**
Total	**$98,449**

ALTERNATES		
<u>Alternate #1</u>		
NFPA 241 Plan	**ADD**	**$2,500**

EXCLUSIONS

No money has been allocated for any work that is not listed in the above scope.
Excludes any unforeseen conditions
No money has been allocated for non typical fees
Excludes architectural or engineering services
Excludes hazardous materials
Excludes tenants exterior or interior signage
Excludes shutdown fees or utility company back charges
Excludes cost of builders risk insurance
No money has been allocated for winter conditions
No money has been allocated for fees associated with fire watch, police detail or hot work
Excludes: supplemental air
Excludes: emergency lighting as required by code per note 11
Excludes: fire protection, hanging client supplied white boards, firestopping at existing penetrations and fire rated partitions and floors, window treatments, fire extinguishers, HVAC

QUALIFICATIONS

This proposal is based on Viridian Therapeutics drawings prepared by Fusion and dated 5.25.21
This proposal is void after 60 days from the date above
All labor is quoted at open shop rate.
Schedule assumes an un-phased, uninterrupted project during normal business hours.
Owner and Contractor will enter into a mutually agreed upon AIA stipulated sum contract.
All loose furniture and/or items will be removed from the space by others prior to the start of the project
All existing equipment/devices are assumed to be in good working order.
Adequate staging and laydown areas will be provided to the contractor for use during construction
An accessible location for a dumpster shall be provided for the contractor for the duration of the project
This proposal is based on a 3 week schedule

Viridian TI Estimated Cost Breakdown	
Project	**Amount**
Demo VCT, luan, cabinets, plumbing - Kitchen	$2,460.00
Brick opening for waste line (per code)	$550.00
Millwork in kitchen	$6,820.00
LVP, base and luan for Kitchen	$1,940.00
ADA Sink, faucet, dishwasher, hot water tank, connect ice maker, connect to waste/vent system	$8,600.00
Install power, GFCI dishwasher, refrigerator	$850.00
Total Kitchen	**$21,220.00**
Allowance	$15,000.00
Total Kitchen (Tenant Responsibility)	**$6,220.00**
Millwork for copy area	$3,337.00
Power/tele/data/security/AV Copier Area	$310.00
Total Copy Area (Tenant)	**$3,647.00**
Total - Closet for Hot Water Tank (Tenant)*	**$2,350.00**
*Note this is an allowance that may change based upon final design	
Total Tenant Responsibility, Hard Costs	
Kitchen	$6,220.00
Copy Area	$3,647.00
Hot Water Tank Closet	$2,350.00
Total Tenant Share of Hard Costs	**$12,217.00**
Total Project Hard Costs	$90,494.00
Tenant Share of Total Hard Costs	13.5%
Overhead	
Insurance	$1,176.00
Building Permit	$2,091.00
GC Fee	$4,688.00
	$7,955.00
Total Tenant Share of Overhead	**$1,073.95**
Total Estimated Cost to Tenant	**$13,290.95**

LANDLORD'S WORK SPACE PLAN


AREA OF WORK
KEY NOTES
SHEET NOTES
VIRIDIAN THERAPEUTICS
fusion
FLOOR PLAN
A02.04